UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: January 29, 2007

MANGAPETS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

Rene Hamouth, Chief Executive Officer

2608 Finch Hill, Vancouver, British Columbia, Canada V7S 3H1
(Address of principal executive offices)

     (604) 922-7774
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1.

Mangapets Inc. is pleased to announce that it has entered into a Material Definitive Agreement with Intrepid World Communications to merge one hundred percent (100%) of their Entertainment and Medical assets (the “Assets”) as well as documentation of its product licenses, agreements, office leases, patents, copyrights, trade secrets, technology licenses and agreements with vendors and customers, from a limited liability company organized and incorporated under the laws of Delaware, In exchange for 20,000,000 shares of Mangapets Inc. restricted common stock. Intrepid World Communications is a 3D Product Developer and Licensor, Intrepid was incorporated in Delaware in 1994, and has been in pure development since its inception. The company has offices in Birmingham, Michigan. The Company’s product, LifeVision is source neutral. Information can be sent from live stereo cameras, stereo videotape, or computer. Source information is projected through the holographic screen volumetrically with images appearing to “float” up to 30 inches in front of the viewing screen. The system requires no special glasses or eyewear and the image is seen clearly regardless of the surrounding light.

Item 9.01 Exhibit List

99.1	Agreement and Plan of Merger

99.2	Executive Summary

99.3	Business Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MangaPets, Inc.

Signature	Date

By: /s/ Rene Hamouth	January 29, 2007
Name: Rene Hamouth
Title: Chief Executive Officer